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                                   EXHIBIT 5.1



                                 August 2, 1995


Hytek Microsystems, Inc.
400 Hot Springs Road
Carson City, Nevada 89706

     Re:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have examined (i) the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Hytek Microsystems, Inc., a California corporation (the "Company" or "you"), with the Securities and Exchange Commission on or about August 7, 1995 in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 100,000 shares of your Common Stock, no par value (the "Shares"), reserved for issuance pursuant to the Company's 1991 Stock Option Plan (the "Plan") and (ii) the Prospectus dated August 2, 1995 that relates to the Plan and to such Registration Statement pursuant to Rule 428(a)(1) promulgated under the Act (the "Prospectus"). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the proposed sale and issuance of the Shares by the Company under the Plan.

     It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken, by you prior to the issuance of the Shares pursuant to the Registration Statement, the Prospectus and the Plan, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, the Prospectus and any subsequent amendment thereto.

                              Very truly yours,

                              WILSON, SONSINI, GOODRICH & ROSATI
                              Professional Corporation

                              /s/ Wilson, Sonsini, Goodrich & Rosati